Exhibit 99.2

Charter of the Audit Committee of the
Board of Directors of Trim Holding Group

1. Organization

The Audit Committee of the Board of Directors shall be comprised of at least three independent directors. All Audit Committee members will be financially literate, and at least one member will be a “financial expert”. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and otherwise satisfy the requirements for independence in the listing requirements of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Satisfaction of the accounting and financial requirements shall be determined by the Board in its business judgment, in accordance with the rules of the New York Stock Exchange.

2. Statement of Purpose

The purpose of the Audit Committee is to prepare the Audit Committee Report to be included in the Company’s annual proxy statement and to provide assistance to the Board in its oversight of:

a. the integrity of Company’s accounting and financial reporting processes and of the audits of the financial statements of the Company;

b. the Company’s compliance with legal and regulatory requirements;

c. the outside auditor’s independence and qualifications; and

d. the performance of the Company’s internal audit function and outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the internal auditing function are responsible for maintaining and applying appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from whom it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

3. Duties and Powers

The Audit Committee will have the following duties and powers:

a. With respect to the outside auditors:

(i) To directly appoint, retain or terminate, compensate, and oversee and evaluate the Company’s outside auditors, and to approve all audit engagement fees and terms;

(ii) Prior to the initial engagement of any public accounting firm as the Company’s outside auditors, to obtain and review a written report from such firm regarding all relationships between such firm or its affiliates (as defined by the rules promulgated by the Public Company Accounting Oversight Board (“PCAOB”)) and the Company or persons in a financial reporting oversight role at the Company;

(iii) Prior to the initial engagement of any public accounting firm as the Company’s outside auditors, to discuss with such firm before its initial engagement such report and the potential effects of such relationships on the independence of such firm, the substance of such discussions shall be documented in writing;

(iv) To pre-approve, and/or adopt policies governing Committee pre-approval of, all audit services to be provided by the outside auditor;

(v) To pre-approve, and/or adopt policies governing Committee pre-approval of, all permitted non-audit services and related fees to be provided by the outside auditors;

(vi) To periodically meet separately with the outside auditors, and review/discuss: (1) any difficulties the auditors encountered in the course of the audit work (including any restrictions on the scope of the auditors’ activities or on access to information, and any significant disagreements with management) and management’s response; and, (2) the auditors’ evaluation of the Company’s financial, accounting, and auditing personnel; and

(vii) To set clear hiring policies for employees or former employees of the outside auditors.

b. With respect to the annual audit:

(i) To review with the outside auditors and management of the Company the scope of the proposed audit and timely quarterly reviews for the current year, the procedures to be utilized and the compensation of the independent auditors;

(ii) To advise management, the internal auditors and the outside auditors that they are expected to provide and discuss with the Audit Committee:

(a) The steps management has taken or plans to take to address such issues and practices and to monitor and control such risks and exposures;

(iii) At the completion of the annual audit:

(a) To review with management and the outside auditors the audited financial statements to be contained in the annual report to stockholders, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations, to determine that the outside auditors are satisfied with the disclosure and content of the financial statements and the MD&A;

(b) To consider any reports or communications (and management’s and/or the internal auditors’ responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61, discuss any other matters required to be communicated to the Committee by the auditors, and review with management and the outside auditors their judgments about the appropriateness, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements;

(c) To review with the outside auditors their audit of the financial statements and the report thereon, any significant changes made in the approved scope of the independent auditor’s audit plan, any serious difficulties or disputes with management encountered during the course of the audit including any restrictions on the scope of their work or access to required information, and other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards;

(d) To consider and review with management, the outside auditors and the Company’s internal auditors:

i. The adequacy of the Company’s internal controls, including computerized information system controls and security; and

ii. Any related significant findings and recommendations of the outside auditors and/or the internal auditors together with management’s responses thereto;

(iv) To obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

c. With respect to financial statements and reports and earnings guidance:

(i) To discuss the quarterly financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and related press releases with management and the outside auditors prior to the filing of the Form 10-Q and issuance of the press release, to determine that the outside auditors are satisfied with and do not take exception to the disclosure and content of the financial statements or results, and discuss any other matters required to be communicated to the Committee by the auditors (the chair of the Committee may represent the entire Committee for purposes of this review);

(ii) To review any report required by the rules of the Securities and Exchange Commission to be included in the Company’s proxy statement for its annual meeting of stockholders; and

(iii) To review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

d. With respect to complaints:

(i) Establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters, and the confidential and anonymous submission of concerns regarding accounting or auditing matters by employees.

e. With respect to the Board:

(i) To report regularly to the full Board and to report Committee actions to the Board with such recommendations as the Committee may deem appropriate;

(ii) To obtain the full Board’s approval of this Charter, and review and reassess this Charter and conduct an annual self-appraisal at least annually;

(iii) To conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, using, in its sole discretion, independent counsel, accountants, or others to assist it in the conduct of any investigation; and

(iv) To perform such other functions as assigned by law, the Company’s charter or bylaws or the Board.

f. With respect to outside advisors:

(i) To obtain advice and assistance from outside legal, accounting and other advisors; and

(ii) To receive appropriate funding for such advisors.

4. Meetings

The Audit Committee shall meet no less than once each year. Other meetings may be held at the discretion of the Audit Committee. The Audit Committee should meet separately at least annually with each of the management and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately.